Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Replimune Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	2,667,868(2)	$6.59(3)	$17,581,250.12(3)	$147.60 per $1,000,000	$2,595.00(3)
Equity	Common Stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	666,967(4)	$5.60(5)	$3,735,015.20(5)	$147.60 per $1,000,000	$551.29(5)
Equity	Common Stock, $0.001 par value per share	Rule 457(h)	125,000(6)	$18.00(7)	$2,250,000.00(7)	$147.60 per $1,000,000	$332.10(7)
Equity	Common Stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	83,330(8)	$6.59(3)	$549,144.70(3)	$147.60 per $1,000,000	$81.05(3)
Equity	Common Stock, $0.001 par value per share	Rule 457(h)	75,000(9)	$7.73(10)	$579,750.00(10)	$147.60 per $1,000,000	$85.57(10)
Equity	Common Stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	50,000(11)	$6.59(3)	$329,500.00(3)	$147.60 per $1,000,000	$48.63(3)
Total Offering Amounts					$25,024,660.02		$3,693.64
Total Fee Offsets							—
Net Fee Due							$3,693.64

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, $0.001 par value per share (“Common Stock”), of Replimune Group, Inc. (the “Registrant”), that become issuable under the Replimune Group, Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Plan”), the Replimune Group, Inc. Employee Stock Purchase Plan (the “ESPP”), and the inducement stock option awards and inducement restricted stock unit awards referenced in footnotes (6), (8), (9), and (11) below by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.

(2)	Represents additional shares of Common Stock authorized for issuance under the 2018 Plan pursuant to certain provisions of the 2018 Plan that provide for an automatic annual increase in the number of shares of Common Stock authorized for issuance under the 2018 Plan.

(3)	Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on May 13, 2024.

(4)	Represents additional shares of Common Stock authorized for issuance under the ESPP pursuant to certain provisions of the ESPP that provide for an automatic annual increase in the number of shares of Common Stock authorized for issuance under the ESPP.

(5)	Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on May 13, 2024, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

(6)	Represents the maximum number of shares of Common Stock issuable pursuant to the inducement stock option award made to the Chief Financial Officer of the Registrant, Emily Hill, in accordance with the provisions set forth in that certain Employment Agreement by and between the Registrant and Ms. Hill, dated August 31, 2023 (the “Hill Employment Agreement”), and the inducement grant exception under NASDAQ Listing Rule 5635(c)(4).

(7)	Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based upon the exercise price of the options outstanding under the inducement stock option award to Ms. Hill.

(8)	Represents the maximum number of shares of Common Stock issuable pursuant to the inducement restricted stock unit award made to Ms. Hill in accordance with the Hill Employment Agreement and the inducement grant exception under NASDAQ Listing Rule 5635(c)(4).

(9)	Represents the maximum number of shares of Common Stock issuable pursuant to the inducement stock option award made to the Senior Vice President, Quality Assurance of the Registrant, Carolyn Trott, in accordance with the provisions set forth in that certain Offer Letter by and between the Registrant and Ms. Trott, dated March 4, 2024, as amended on March 27, 2024 (as amended, the “Trott Offer Letter”), and the inducement grant exception under NASDAQ Listing Rule 5635(c)(4).

(10)	Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based upon the exercise price of the options outstanding under the inducement stock option award to Ms. Trott.

(11)	Represents the maximum number of shares of Common Stock issuable pursuant to the inducement restricted stock unit award made to Ms. Trott in accordance with the Trott Offer Letter and the inducement grant exception under NASDAQ Listing Rule 5635(c)(4).